Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings, Inc. Reports Second Quarter 2015 Financial Results

•	Net Sales of $1.17 billion represent a decrease of 1.3% reported from the prior year period and an increase of 5.7% constant currency

•	Reported net loss per share for the second quarter was $(0.91), and adjusted earnings per share were $1.59, an increase of 0.6% over the prior year period

•	Company updates guidance

(WARSAW, IN) July 30, 2015—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2015. The Company reported second quarter net sales of $1.17 billion, a decrease of 1.3% reported and an increase of 5.7% constant currency compared to the second quarter of 2014. Acquired revenue from Biomet amounted to $60 million, a contribution of 5.0% of the constant currency growth rate. Standalone Zimmer recorded constant currency growth in the quarter of 0.7%. Reported net loss per share for the quarter was $(0.91) and adjusted earnings per share were $1.59, an increase of 0.6% over the prior year period.

“During the quarter, we completed our landmark combination to create Zimmer Biomet, marking a new era for our company and an unprecedented opportunity to drive our growth and value creation strategies,” said David Dvorak, President and CEO of Zimmer Biomet. “With a broad and diversified musculoskeletal portfolio, Zimmer Biomet is well positioned to reach new heights of commercial and operational excellence, and to accelerate the pace of our innovation for the evolving healthcare landscape.”

Net loss for the second quarter was $(158.0) million on a reported basis. On an adjusted basis, net earnings increased 2.8% over the prior year period, to $278.7 million. Operating cash flow for the second quarter was $186.8 million.

During the quarter, the Company recorded certain non-recurring, pre-tax expenses, including $465.0 million of charges relating to the Biomet merger and $89.6 million of special items and certain claims. Additionally, pre-tax amortization expense in the quarter was $34.9 million.

Also in the quarter, the Company paid $37.4 million in dividends and declared a second quarter dividend of $0.22 per share, consistent with the dividend declared for the prior year period.

Guidance

The Company updated its full-year 2015 reported sales and adjusted earnings per share guidance, and reaffirmed constant currency sales growth for 2015 for the combined entity. Full-year 2015 constant currency revenue, compared to pro forma 2014 revenue, is still expected to increase between 1.5% and 2.0%. The pro forma adjustments to the prior year reflect the inclusion of Biomet revenue for the comparable post-merger closing period in the prior year and the impact of the previously announced divestiture remedies. The Company expects foreign currency translation to decrease revenues approximately 6.0% for the full year, resulting in reported revenue decreasing between 4.0% and 4.5% when compared to pro forma 2014 revenue.

The Company now expects full-year 2015 diluted earnings per share to be in a range of $6.65 to $6.80 on an adjusted basis. Previously, the Company estimated fully diluted adjusted earnings per share to be in a range of $6.60 to $6.80. The Company also continues to project $350 million in pre-tax, net synergies by the end of the third year following the merger closing. Additionally, within the first twelve months post-closing, the Company continues to expect to realize earnings per share accretion in a range of $0.95 to $1.05 relating to the Biomet merger, with $135 million of pre-tax, net synergy savings.

Conference Call

The Company will conduct its second quarter 2015 investor conference call today, July 30, 2015, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4696682. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from August 1, 2015 to August 30, 2015. To access the recording, U.S. and Canada callers should dial (800) 406-7325 and international callers should dial +1 (303) 590-3030, and enter the Access Code ID 4696682.

Sales Tables

The following sales tables provide results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and six months, on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2015

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Zimmer
Geographic Segments
Americas	$638	(0.2)%	0.4%
EMEA	277	(17.2)	(0.2)
Asia Pacific	193	(7.7)	2.8

Total Zimmer	1,108	(6.4)	0.7

Biomet	60	—	—

Zimmer Biomet	$1,168	(1.3)	5.7

Zimmer
Product Categories
Reconstructive
Americas	$472	(0.2)	0.4
EMEA	217	(16.8)	0.6
Asia Pacific	143	(8.8)	2.0

Total	832	(6.6)	0.7

Knees
Americas	290	2.8	3.3
EMEA	109	(17.8)	(0.6)
Asia Pacific	77	(7.5)	3.7

Total	476	(4.4)	2.3

Hips
Americas	146	(4.2)	(3.4)
EMEA	98	(16.3)	1.4
Asia Pacific	63	(11.4)	(1.2)

Total	307	(9.9)	(1.3)

Extremities	49	(5.9)	(1.0)

Dental	57	(6.8)	—

Trauma	73	(7.9)	(0.7)

Spine	52	(0.2)	4.7

Surgical and other	94	(6.1)	(0.6)

Total Zimmer	1,108	(6.4)	0.7

Biomet	60	—	—

Zimmer Biomet	$1,168	(1.3)	5.7

NET SALES - SIX MONTHS ENDED JUNE 30, 2015

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Zimmer
Geographic Segments
Americas	$1,283	0.4%	1.0%
EMEA	576	(12.9)	4.2
Asia Pacific	383	(5.3)	4.8

Total Zimmer	2,242	(4.4)	2.6

Biomet	60	—	—

Zimmer Biomet	$2,302	(1.8)	5.1

Zimmer
Product Categories
Reconstructive
Americas	$950	0.5	1.0
EMEA	451	(12.7)	4.9
Asia Pacific	282	(5.9)	4.5

Total	1,683	(4.5)	2.8

Knees
Americas	585	3.4	4.0
EMEA	230	(12.9)	4.4
Asia Pacific	148	(5.3)	5.2

Total	963	(2.3)	4.3

Hips
Americas	292	(3.8)	(3.1)
EMEA	202	(13.3)	4.6
Asia Pacific	126	(7.7)	2.5

Total	620	(7.9)	0.7

Extremities	100	(2.9)	1.9

Dental	113	(7.7)	(1.3)

Trauma	152	(4.1)	3.0

Spine	102	1.1	6.0

Surgical and other	192	(4.4)	1.2

Total Zimmer	2,242	(4.4)	2.6

Biomet	60	—	—

Zimmer Biomet	$2,302	(1.8)	5.1

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmer.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to acquisitions, as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Beginning with the three months ended March 31, 2015, we have changed our quarter-end closing convention for the majority of our international reporting units. As a consequence, our results of operations for the six months ended June 30, 2015 include up to four more billing days for such international reporting units than were included in our results of operations for the six months ended June 30, 2014. We have not restated the presentation of our 2014 financial statements to conform to this change of closing convention because the impact of the change is not material to the results of operations or to the comparisons between the 2015 and 2014 periods.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zimmer and LVB

Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the merger will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of the legacy companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to the merger; the effect of the merger on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement through March 2016; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015	2014
Net Sales	$1,167.6	$1,182.9
Cost of products sold	290.5	331.6

Gross Profit	877.1	851.3

Research and development	51.4	48.0
Selling, general and administrative	445.1	436.1
Certain claims	7.7	21.8
Intangible asset amortization	33.0	22.2
Special items	469.4	62.3

Operating expenses	1,006.6	590.4

Operating Profit	(129.5)	260.9
Other expense, net	(4.0)	(11.6)
Interest income	2.5	2.9
Interest expense	(82.7)	(15.8)

Earnings before income taxes	(213.7)	236.4
Provision for income taxes	(55.5)	60.3

Net (loss) earnings	(158.2)	176.1
Less: Net loss attributable to noncontrolling interest	(0.2)	(0.4)

Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(158.0)	$176.5

(Loss) Earnings Per Common Share
Basic	$(0.91)	$1.05
Diluted	$(0.91)	$1.03

Weighted Average Common Shares Outstanding
Basic	173.0	168.4
Diluted	173.0	171.0

Cash dividends declared per common share	$0.22	$0.22

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015	2014
Net Sales	$2,302.0	$2,344.4
Cost of products sold	569.2	635.3

Gross Profit	1,732.8	1,709.1

Research and development	99.8	95.4
Selling, general and administrative	870.1	880.6
Certain claims	7.7	21.8
Intangible asset amortization	53.4	51.4
Special items	556.4	98.9

Operating expenses	1,587.4	1,148.1

Operating Profit	145.4	561.0
Other expense, net	(26.6)	(13.3)
Interest income	5.1	5.4
Interest expense	(105.8)	(30.8)

Earnings before income taxes	18.1	522.3
Provision for income taxes	(0.5)	125.1

Net earnings	18.6	397.2
Less: Net loss attributable to noncontrolling interest	(0.5)	(0.8)

Net Earnings of Zimmer Biomet Holdings, Inc.	$19.1	$398.0

Earnings Per Common Share
Basic	$0.11	$2.36
Diluted	$0.11	$2.32

Weighted Average Common Shares Outstanding
Basic	171.5	168.7
Diluted	174.2	171.4

Cash dividends declared per common share	$0.44	$0.44

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$1,424.6	$1,083.3
Short-term investments	459.0	612.5
Receivables, net	1,490.3	912.1
Inventories	2,441.4	1,169.0
Other current assets	936.2	512.1

Total current assets	6,751.5	4,289.0

Property, plant and equipment, net	1,998.6	1,288.8
Goodwill	7,730.7	2,514.2
Intangible assets, net	9,941.5	603.5
Other assets	781.7	939.2

Total Assets	$27,204.0	$9,634.7

Liabilities and Stockholders’ Equity

Other current liabilities	$1,863.1	$1,038.0
Current portion of long-term debt	300.0	—
Other long-term liabilities	3,165.2	648.6
Long-term debt	11,749.8	1,425.5
Stockholders’ equity	10,125.9	6,522.6

Total Liabilities and Stockholders’ Equity	$27,204.0	$9,634.7

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 and 2014

(in millions, unaudited)

	2015	2014

Cash flows provided by (used in) operating activities
Net earnings	$18.6	$397.2
Depreciation and amortization	188.6	192.3
Share-based compensation	185.3	24.2
Income tax benefits from employee stock compensation plans	74.0	28.8
Excess income tax benefits from employee stock compensation plans	(9.1)	(8.6)
Inventory step-up	10.5	4.2
Gain on divestiture of assets	(18.9)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	30.5	(114.4)
Receivables	(59.3)	(14.7)
Inventories	(149.9)	(85.2)
Accounts payable and accrued expenses	95.8	(1.7)
Other assets and liabilities	(87.8)	20.8

Net cash provided by operating activities	278.3	442.9

Cash flows provided by (used in) investing activities
Additions to instruments	(104.0)	(112.0)
Additions to other property, plant and equipment	(64.8)	(63.4)
Purchases of investments	(152.6)	(783.3)
Sales of investments	398.9	691.4
Proceeds from divestiture of assets	24.1	—
Biomet acquisition, net of acquired cash	(7,812.9)	—
Investments in other assets	(9.4)	(1.4)

Net cash used in investing activities	(7,720.7)	(268.7)

Cash flows provided by (used in) financing activities
Proceeds from senior notes	7,628.2	—
Proceeds from term loan	3,000.0	—
Payments on senior notes	(2,740.0)	—
Net proceeds under revolving credit facilities	0.9	0.5
Dividends paid to stockholders	(74.7)	(70.9)
Proceeds from employee stock compensation plans	34.6	218.9
Excess income tax benefits from employee stock compensation plans	9.1	8.6
Debt issuance costs	(58.4)	(47.7)
Repurchase of common stock	—	(400.5)

Net cash provided by (used in) financing activities	7,799.7	(291.1)

Effect of exchange rates on cash and cash equivalents	(16.0)	5.0

Increase (decrease) in cash and cash equivalents	341.3	(111.9)
Cash and cash equivalents, beginning of period	1,083.3	1,080.6

Cash and cash equivalents, end of period	$1,424.6	$968.7

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2015 and 2014

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% (Dec)	2015	2014	% Inc/(Dec)
Zimmer

Americas	$638.1	$639.7	(0.2)%	$1,283.3	$1,278.4	0.4%
EMEA	277.0	334.7	(17.2)	575.9	661.6	(12.9)
Asia Pacific	192.6	208.5	(7.7)	382.9	404.4	(5.3)

Total Zimmer	1,107.7	1,182.9	(6.4)	2,242.1	2,344.4	(4.4)

Biomet	59.9	—	—	59.9	—	—

Zimmer Biomet	$1,167.6	$1,182.9	(1.3)	$2,302.0	$2,344.4	(1.8)

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2015 and 2014

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% (Dec)	2015	2014	% Inc/(Dec)

Zimmer
Reconstructive
Knees	$475.8	$497.9	(4.4)%	$963.1	$985.8	(2.3)%
Hips	307.4	341.0	(9.9)	619.6	672.7	(7.9)
Extremities	48.5	51.5	(5.9)	100.7	103.6	(2.9)

	831.7	890.4	(6.6)	1,683.4	1,762.1	(4.5)

Dental	56.8	61.1	(6.8)	112.6	122.1	(7.7)
Trauma	72.6	78.8	(7.9)	152.0	158.5	(4.1)
Spine	52.2	52.2	(0.2)	101.7	100.5	1.1
Surgical and other	94.4	100.4	(6.1)	192.4	201.2	(4.4)

Total Zimmer	1,107.7	1,182.9	(6.4)	2,242.1	2,344.4	(4.4)

Biomet	59.9	—	—	59.9	—	—

Zimmer Biomet	$1,167.6	$1,182.9	(1.3)	$2,302.0	$2,344.4	(1.8)

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended
	June 30, 2015
		Foreign	Constant
	Reported	Exchange	Currency
	% Change	Impact	% Change
Zimmer
Geographic Segments
Americas	(0.2)%	(0.6)%	0.4%
EMEA	(17.2)	(17.0)	(0.2)
Asia Pacific	(7.7)	(10.5)	2.8
Total Zimmer	(6.4)	(7.1)	0.7

Biomet	—	—	—

Zimmer Biomet	(1.3)	(7.0)	5.7

Zimmer
Product Categories
Reconstructive
Americas	(0.2)	(0.6)	0.4
EMEA	(16.8)	(17.4)	0.6
Asia Pacific	(8.8)	(10.8)	2.0

Total	(6.6)	(7.3)	0.7

Knees
Americas	2.8	(0.5)	3.3
EMEA	(17.8)	(17.2)	(0.6)
Asia Pacific	(7.5)	(11.2)	3.7

Total	(4.4)	(6.7)	2.3

Hips
Americas	(4.2)	(0.8)	(3.4)
EMEA	(16.3)	(17.7)	1.4
Asia Pacific	(11.4)	(10.2)	(1.2)

Total	(9.9)	(8.6)	(1.3)

Extremities	(5.9)	(4.9)	(1.0)

Dental	(6.8)	(6.8)	—

Trauma	(7.9)	(7.2)	(0.7)

Spine	(0.2)	(4.9)	4.7

Surgical and other	(6.1)	(5.5)	(0.6)

Total Zimmer	(6.4)	(7.1)	0.7

Biomet	—	—	—

Zimmer Biomet	(1.3)	(7.0)	5.7

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Six Months Ended
	June 30, 2015
		Foreign	Constant
	Reported	Exchange	Currency
	% Change	Impact	% Change
Zimmer
Geographic Segments
Americas	0.4%	(0.6)%	1.0%
EMEA	(12.9)	(17.1)	4.2
Asia Pacific	(5.3)	(10.1)	4.8
Total Zimmer	(4.4)	(7.0)	2.6

Biomet	—	—	—

Zimmer Biomet	(1.8)	(6.9)	5.1

Zimmer
Product Categories
Reconstructive
Americas	0.5	(0.5)	1.0
EMEA	(12.7)	(17.6)	4.9
Asia Pacific	(5.9)	(10.4)	4.5

Total	(4.5)	(7.3)	2.8

Knees
Americas	3.4	(0.6)	4.0
EMEA	(12.9)	(17.3)	4.4
Asia Pacific	(5.3)	(10.5)	5.2

Total	(2.3)	(6.6)	4.3

Hips
Americas	(3.8)	(0.7)	(3.1)
EMEA	(13.3)	(17.9)	4.6
Asia Pacific	(7.7)	(10.2)	2.5

Total	(7.9)	(8.6)	0.7

Extremities	(2.9)	(4.8)	1.9

Dental	(7.7)	(6.4)	(1.3)

Trauma	(4.1)	(7.1)	3.0

Spine	1.1	(4.9)	6.0

Surgical and other	(4.4)	(5.6)	1.2

Total Zimmer	(4.4)	(7.0)	2.6

Biomet	—	—	—

Zimmer Biomet	(1.8)	(6.9)	5.1

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended June 30, 2015 and 2014

(in millions, unaudited)

	Three Months
	Ended June 30
	2015	2014

Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(158.0)	$176.5
Inventory step-up and other inventory and manufacturing related charges	14.7	13.5
Certain claims	7.7	21.8
Intangible asset amortization	33.0	22.2
Special items
Biomet-merger related	390.6	13.7
Other special items	78.8	48.6
Biomet merger-related expenses in other expense	3.2	10.0
Interest expense on Biomet merger financing	61.5	—
Taxes on above items*	(152.8)	(35.3)

Adjusted Net Earnings	$278.7	$271.0

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Six Months Ended June 30, 2015 and 2014

(in millions, unaudited)

	Six Months
	Ended June 30
	2015	2014

Net Earnings of Zimmer Biomet Holdings, Inc.	$19.1	$398.0
Inventory step-up and other inventory and manufacturing related charges	18.6	25.2
Certain claims	7.7	21.8
Intangible asset amortization	53.4	51.4
Special items
Biomet-merger related	416.4	13.7
Other special items	140.0	85.2
Biomet merger-related expenses in other expense	22.7	10.0
Interest expense on Biomet merger financing	70.0	—
Taxes on above items*	(196.4)	(59.8)

Adjusted Net Earnings	$551.5	$545.5

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended June 30, 2015 and 2014

(unaudited)

	Three Months
	Ended June 30,
	2015	2014

Diluted EPS	$(0.91)	$1.03
Inventory step-up and other inventory and manufacturing related charges	0.08	0.08
Certain claims	0.04	0.13
Intangible asset amortization	0.19	0.13
Special items
Biomet-merger related	2.22	0.08
Other special items	0.45	0.28
Biomet merger-related expenses in other expense	0.02	0.06
Interest expense on Biomet merger financing	0.35	—
Taxes on above items*	(0.86)	(0.21)
Effect of dilutive shares assuming net earnings**	0.01	—

Adjusted Diluted EPS	$1.59	$1.58

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.
**	Diluted share count used in Adjusted Diluted EPS:

Diluted shares	173.0
Dilutive shares assuming net earnings	2.6

Adjusted diluted shares	175.6

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Six Months Ended June 30, 2015 and 2014

(unaudited)

	Six Months
	Ended June 30,
	2015	2014

Diluted EPS	$0.11	$2.32
Inventory step-up and other inventory and manufacturing related charges	0.11	0.15
Certain claims	0.04	0.13
Intangible asset amortization	0.31	0.30
Special items
Biomet-merger related	2.39	0.08
Other special items	0.81	0.49
Biomet merger-related expenses in other expense	0.13	0.06
Interest expense on Biomet merger financing	0.40	—
Taxes on above items*	(1.13)	(0.35)

Adjusted Diluted EPS	$3.17	$3.18

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.